Exhibit 3.1
AMENDED AND RESTATED
BYLAWS
OF
POST PROPERTIES, INC.
(As Amended and Restated effective as of June 9, 2009)
ARTICLE I

SHAREHOLDERS
SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date, and at such time, as the Board of Directors may by resolution provide. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the year that such meeting shall be in lieu of the annual meeting.
SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board of Directors, by the Chairman of the Board of Directors, by the President, or by the Corporation upon the written request (which request shall set forth the purpose or purposes of the meeting) of the shareholders of record (as established pursuant to Section 6(b) of Article I of these Bylaws) of outstanding shares representing more than 50% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Special meetings of the shareholders called in accordance with this Section 2 may be held at such place, either within or without the State of Georgia, as is determined by the Board of Directors and stated in the call and notice thereof. If such meeting is called at the request of shareholders as provided in this Section 2, then the Board of Directors shall take action within 45 days of the “Determination Date” (as defined in Section 6(b) of Article I of these Bylaws) to set the date of such meeting, which date shall be not later than 120 days after the Determination Date. If the Board of Directors does not act within 45 days after the Determination Date to call such a meeting as provided in this Section 2, then the shareholder or shareholders making the request for such meeting may do so. Only business within the purpose or purposes described in the Corporation’s notice of special meeting may be conducted at a special shareholders’ meeting.
SECTION 3. NOTICE OF MEETINGS. A written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary of the Corporation to each holder of record of stock of the Corporation at the time entitled to vote, at his address as it appears upon the records of the Corporation, not less than 10 nor more than 60 days prior to such meeting. If the Secretary fails to give such notice within 20 days after the call of a meeting called at the request of shareholders as provided in Section 2 of this Article I, the person calling or requesting such meeting, or any person designated by them, may give such notice. Notice of such meeting may be waived in writing by any shareholder. Notice of any adjourned meeting of the shareholders shall not be required if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, unless the Board of Directors sets a new record date for such meeting in which case notice shall be given in the manner provided in this Section 3.

SECTION 4. QUORUM AND SHAREHOLDER VOTE. A quorum for action on any subject matter at any annual or special meeting of shareholders shall exist when the holders of shares entitled to vote a majority of the votes entitled to be cast on such subject matter are represented in person or by proxy at such meeting. If a quorum is present, the affirmative vote of such number of shares as is required by the Georgia Business Corporation Code (as in effect at the time the vote is taken), for approval of the subject matter being voted upon, shall be the act of the shareholders, unless a greater vote is required by the Articles of Incorporation or these Bylaws. If a quorum is not present, a meeting of shareholders may be adjourned from time to time by the vote of shares having a majority of the votes of the shares represented at such meeting, until a quorum is present. When a quorum is present at the reconvening of any adjourned meeting, and if the requirements of Section 3 of this Article I have been observed, then any business may be transacted at such reconvened meeting in the same manner and to the same extent as it might have been transacted at the meeting as originally noticed.
SECTION 5. PROXIES. A shareholder may vote either in person or by proxy duly executed in writing by the shareholder. Unless written notice to the contrary is delivered to the Corporation by the shareholder, a proxy for any meeting shall be valid for any reconvening of any adjourned meeting.
SECTION 6. FIXING RECORD DATE.
          (a) Except as provided in paragraph (b) of this Section 6, for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall have the power to fix a date, which date shall not be more than 70 days prior to the date on which the particular action requiring a determination of shareholders is to be taken, as the record date for any such determination of shareholders. A record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof shall not be set less than 10 days prior to such meeting; provided that the record date for the determination of shareholders entitled to notice of or to vote at any special meeting of shareholders called by the Corporation at the request of holders of shares pursuant to Section 2 of Article I hereof or any adjournment thereof shall be set by action of the Board of Directors which action shall be taken not more than 45 days after the “Determination Date” (as defined in paragraph (b) of this Section 6), and provided further that such record date shall not be more than 70 days prior to date of such special meeting. In any case where a record date is set, under any provision of this Section 6, only shareholders of record on the said date shall be entitled to participate in the action for which the determination of shareholders of record is made, whether the action is payment of a dividend, allotment of any rights or any change or conversion or exchange of capital stock or other such action, and, if the record date is set for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, only such shareholders of record shall be entitled to such notice or vote, notwithstanding any transfer of any shares on the books of the Corporation after such record date.

       (b) (i) In order that the Corporation may determine the shareholders entitled to request a special meeting of the shareholders or a special meeting in lieu of the annual meeting of the shareholders pursuant to Section 2 of Article I hereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders request such a special meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall, within 10 business days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 business days after the date on which such a request is received, the record date for determining shareholders entitled to request such a special meeting shall be the first day on which a signed written request setting forth the request to fix a record date is delivered to the Corporation by delivery to its principal place of business, or any officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded.
       (ii) Every written request for a special meeting shall bear the date of signature of each shareholder who signs the request and no such request shall be effective to request such a meeting unless, within 70 days after the record date established in accordance with paragraph (b)(i) of this Section, written requests signed by a sufficient number of record holders as of such record date to request a special meeting in accordance with Section 2 of Article I hereof are delivered to the Corporation in the manner prescribed in paragraph (b)(i) of this Section.
       (iii) In the event of the delivery, in the manner provided by this Section, to the Corporation of the requisite written request or requests for a special meeting and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the requests and revocations. For the purpose of permitting a prompt ministerial review by the independent inspectors, no request by shareholders for a special meeting shall be effective until the earlier of (i) five business days following delivery to the Corporation of requests signed by the holders of record (on the record date established in paragraph (b)(i) of this Section) of the requisite minimum number of shares that would be necessary to request such a meeting under Section 2 of Article I hereof, or (ii) such date as the independent inspectors certify to the Corporation that the requests delivered to the Corporation in accordance with this Article represent at least the minimum number of shares that would be necessary to request such meeting (the earlier of such dates being herein referred to as the “Determination Date”). Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any request or revocation thereof, whether during or after such five business day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

       (iv) Unless the independent inspectors shall deliver, on or before the Determination Date, a certified report to the Corporation stating that the valid requests for a special meeting submitted pursuant to paragraph (iii) above represent less than the requisite minimum number of shares that would be necessary to request a special meeting under Section 2 of Article I hereof, the Board of Directors shall, within five business days after the Determination Date, adopt a resolution calling a special meeting of the shareholders and fixing a record date for such meeting, in accordance with Section 6(a) of Article I of these Bylaws.
SECTION 7. NOTICE OF SHAREHOLDER BUSINESS AND SHAREHOLDER NOMINEES.
          (a) At an annual meeting of the shareholders, only such business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and is governed exclusively by Sections 7(b) of these Bylaws) shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation who (i) is a shareholder of record on the date of the giving of the notice provided for in this Section 7(a) and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) complies with the notice procedures set forth in this Section 7(a) and only to the extent that such business is appropriate for shareholder action under the provisions of the Georgia Business Corporation Code. For the avoidance of doubt, the foregoing clause (b) of the first sentence of this Section 7(a) shall be the exclusive means for a shareholder to propose such business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended) before an annual meeting of shareholders. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the preceding year’s annual meeting of shareholders, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences 25 days before such anniversary date and ends 25 days after such anniversary date, such shareholder’s notice must be delivered by the tenth (10th) day following the day on which the date of the annual meeting is publicly disclosed or notice of the date of the annual meeting was mailed, whichever occurs first. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting (including the specific text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend the Corporation’s Articles of Incorporation or these Bylaws, the specific language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (b) the name and record address, as they appear on the Corporation’s books, of the shareholder proposing such business, and the name and address of any Shareholder Associated Person (as defined in Section 7(f) below) covered by clauses (c), (d), (f) and (g) below, (c) the class and number of shares of each class of capital stock of the Corporation which are directly or indirectly held of record or beneficially owned by such shareholder or by any Shareholder Associated Person with respect to the Corporation’s securities, a description of any Derivative Positions (as defined in Section 7(f) below) directly or indirectly held or beneficially held by the shareholder or any Shareholder Associated Person, and whether and the extent to which a Hedging Transaction (as defined in Section 7(f) below) has been entered into by or on behalf of such shareholder or any Shareholder Associated Person, (d) a description of all arrangements or understandings between such shareholder or any Shareholder Associated Person and any other person or persons (including their names) relating to such business and any financial or other material interest of the shareholder, any Shareholder Associated Person, or such other person or entity in such business, (e) a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (f) any other information relating to such shareholder or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such shareholder or Shareholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) and (g) a representation as to whether such shareholder or any Shareholder Associated Person intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal or otherwise to solicit proxies from shareholders in support of the proposal.

In addition, any shareholder who submits a notice pursuant to this Section 7(a) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 7(d) of these Bylaws. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 7. At an annual meeting, the Chairman shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7, and if he should so determine, he shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.
          (b) Except for Directors who are elected by Directors pursuant to the provisions of Section 9 of Article II of these Bylaws, only persons who are nominated in accordance with the procedures set forth in this Section 7(b) shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of shareholders only (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who (i) is a shareholder of record on the date of the giving of the notice provided for in this Section 7(b) and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) complies with the notice procedures set forth in this Section 7(b). For the avoidance of doubt, clause (b) of the second sentence of this Section 7(b) shall be the exclusive means for a shareholder to make nominations of persons for election to the Board of Directors at an annual meeting of shareholders. Such nominations, other than those made by or at the direction of the Board of Directors (or any duly authorized committee thereof), shall be made pursuant to timely notice in writing to the Secretary of the Corporation.

To be timely, a shareholder’s notice for an annual meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the preceding year’s annual meeting of shareholders, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences 25 days before such anniversary date and ends 25 days after such anniversary date, such shareholder’s notice must be delivered by the tenth (10th) day following the day on which the date of the annual meeting is publicly disclosed or notice of the date of the annual meeting was mailed, whichever occurs first. A shareholder’s notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (i) the class and number of shares of each class of capital stock of the Corporation which are directly or indirectly held of record or beneficially owned by such person with respect to the Corporation’s securities, a description of any Derivative Positions directly or indirectly held or beneficially held by such person, and whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such person and (ii) any other information relating to such person that is required to be disclosed in solicitations of proxies or consents for a contested election of Directors (even if an election contest or proxy solicitation is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; and (b) as to the shareholder giving the notice (i) the name and record address, as they appear on the Corporation’s books, of such shareholder, and the name and address of any Shareholder Associated Person covered by clauses (ii), (iii), (v) and (vi) below, (ii) the class and number of shares of each class of capital stock of the Corporation which are directly or indirectly held of record or beneficially owned by such shareholder or by any Shareholder Associated Person with respect to the Corporation’s securities, a description of any Derivative Positions directly or indirectly held or beneficially held by the shareholder or any Shareholder Associated Person, and whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such shareholder or any Shareholder Associated Person, (iii) a description of all arrangements or understandings between such shareholder or any Shareholder Associated Person and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice (v) any other information relating to such shareholder or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or consents for a contested election of Directors (even if an election contest or proxy solicitation is not involved), or is otherwise required, in each case pursuant to Regulation 14A of the Exchange Act and (vi) a representation as to whether such shareholder or any Shareholder Associated Person intends to deliver a proxy statement or form of proxy to the holders of a sufficient number of the Corporation’s outstanding shares to elect each proposed nominee or otherwise to solicit proxies from shareholders in support of the nomination. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. In addition, any shareholder who submits a notice pursuant to this Section 7(b) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 7(d) of these Bylaws. Except for Directors who are elected by directors pursuant to the provisions of Section 9 of Article II of these Bylaws, no person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in the Bylaws. The Chairman shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

          (c) Except as provided in the immediately following sentence, only such matters shall be properly brought before a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. In the event that a special meeting of shareholders is called for the purpose of electing one or more directors to the Board of Directors, any shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if a shareholder notice containing the information specified in Section 7(b) hereof shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the tenth day following the day on which the date of the special meeting and either the names of the nominees proposed to be elected at such meeting or the number of directors to be elected is publicly announced or disclosed. For the avoidance of doubt, the second sentence of this Section 7(c) shall be the exclusive means for a shareholder to propose nominations of persons for election to the Board of Directors at a special meeting of shareholders. In no event shall any postponement, deferral or adjournment of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. In addition, any shareholder who submits a notice pursuant to this Section 7(c) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 7(d) of these Bylaws.
          (d) Any shareholder who submits a notice of proposal for business or nomination for election pursuant to this Section 7 is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting of shareholders, and such update and supplement shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting of shareholders.
          (e) Nothing in this Section 7 shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act or (ii) of the holders of any series of preferred stock of the Corporation if and to the extent provided under law, the Articles of Incorporation or these Bylaws. Any references in these Bylaws to the Exchange Act are not intended to and shall not limit the requirements of these Bylaws applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws.
          (f) For purposes of Section 7 of these Bylaws, the term:
       (i) “Derivative Positions” means, with respect to a shareholder or any Shareholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise and any performance-related fees to which such shareholder or any Shareholder Associated Person is entitled based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of the Corporation;

       (ii) “Hedging Transaction” means, with respect to a shareholder or any Shareholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power or economic or pecuniary interest of such shareholder or any Shareholder Associated Person with respect to the Corporation’s securities; and
       (iii) “Shareholder Associated Person” of any shareholder means (A) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder or (C) any person directly or indirectly controlling, controlled by or under common control with such Shareholder Associated Person.
ARTICLE II

DIRECTORS
SECTION 1. POWERS OF DIRECTORS. The Board of Directors shall manage the business and affairs of the Corporation and, subject to any restrictions imposed by law, by the Articles of Incorporation, or by these Bylaws, may exercise all the powers of the Corporation.
SECTION 2. NUMBER AND TERM OF DIRECTORS.
          (a) Except as provided in this Section 2, ten Directors shall constitute the full Board. At any annual or special meeting the shareholders may, and at any meeting of directors, the directors (by a vote of not less than a majority of the directors then in office) may, fix a different number of Directors who shall constitute the full Board, but the full Board shall consist of not less than three nor more than fifteen Directors.
          (b) Directors shall be elected at each annual meeting of shareholders for a one-year term expiring at the next succeeding annual meeting of shareholders.
SECTION 3. MEETINGS OF THE DIRECTORS. The Board of Directors shall meet each year immediately following the annual meeting of shareholders, and the Board may by resolution provide for the time and place of other regular meetings. Special meetings of the Directors may be called by the Chairman of the Board or by the President or by any two of the Directors.

SECTION 4. NOTICE OF MEETINGS. Notice of each meeting of the Directors shall be given by the Secretary by mailing the same at least 72 hours before the meeting or by private carrier or telephone, telegraph, teletype, facsimile or other form of wire or wireless carrier at least 48 hours before the meeting, to each Director, except that no notice need be given of regular meetings fixed by the resolution of the Board or of the meeting of the Board held at the place of and immediately following the annual meeting of the shareholders. Any Director may waive notice, either before or after the meeting, and shall be deemed to have waived notice if he is present at the meeting.
SECTION 5. ACTION OF DIRECTORS WITHOUT A MEETING. Any action required by law to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the Directors, or all the members of the committee, as the case may be, and be filed with the minutes of the proceedings of the Board or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board or the committee, as the case may be.
SECTION 6. COMMITTEES. The Board of Directors may, in its discretion, appoint committees, each consisting of one or more Directors, which shall have and may exercise such delegated powers as shall be conferred on or authorized by the resolutions appointing them, subject to such limitations as may be imposed from time to time by the Georgia Business Corporation Code. A majority of any such committee may determine its action, fix the time and place of its meetings, and determine its rules of procedure. Each committee shall keep minutes of its proceedings and actions and shall report regularly to the Board of Directors. The Board of Directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee.
SECTION 7. COMPENSATION. The Board of Directors shall have the authority to determine from time to time the amount of compensation that shall be paid to its members for attendance at meetings of, or service on, the Board of Directors of any committee of the Board. The Board of Directors also shall have the power to reimburse Directors for reasonable expenses of attendance at Directors’ meetings and committee meetings.
SECTION 8. REMOVAL. Any or all directors may be removed from office at any time with or without cause.
SECTION 9. VACANCIES. A vacancy occurring in the Board of Directors by reason of the removal of a Director by the shareholders shall be filled by the shareholders, or, if authorized by the shareholders, by the remaining Directors. Any other vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, or by the sole remaining Director, as the case may be, or, if the vacancy is not so filled, or if no director remains, by the shareholders. A Director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office.

SECTION 10. TELEPHONE CONFERENCE MEETINGS. Unless the Articles of Incorporation otherwise provide, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.
ARTICLE III

OFFICERS
SECTION 1. OFFICERS. The Corporation shall have such officers as are appointed from time to time by, or in the manner prescribed by, the Board of Directors.
SECTION 2. COMPENSATION. The salaries of the officers shall be fixed from time to time by, or in the manner prescribed by, the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.
ARTICLE IV

MISCELLANEOUS
SECTION 1. DEPOSITORIES. All funds of the Corporation shall be deposited in the name of the Corporation in such depository or depositories as the Board may designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents as the Board may from time to time authorize.
SECTION 2. CONTRACTS. All contracts and other instruments shall be signed on behalf of the Corporation by such person or persons that have authority to do so, as such authority is established by, or in the manner provided by, the Board of Directors.
SECTION 3. SEAL. The seal of the Corporation shall be as follows:
The seal may be manually affixed to any document or may be lithographed or otherwise printed on any document with the same force and effect as if it had been affixed manually. The signature of the Secretary or Assistant Secretary shall attest the seal and may be a facsimile if and to the extent permitted by law.
SECTION 4. INSPECTION OF BOOKS AND RECORDS. Without prior approval of the Board of Directors in their discretion, the right of inspection set forth in Section 14-2-1602(c) of the Georgia Business Corporation Code shall not be available to any shareholder owning two percent (2%) or less of the shares outstanding.

ARTICLE V

STOCK TRANSFERS
SECTION 1. FORM AND EXECUTION OF CERTIFICATES. All shares of capital stock of the Corporation may be either certificated or uncertificated shares, as provided under Georgia law, and shall be entered into the books of the Corporation and registered as they are issued. Any certificates of shares of capital stock of the Corporation shall be in such form as may be approved by the Board of Directors and shall be signed by the Chairman of the Board or President or a Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, provided that any such certificate may be signed by the facsimile signature of either or both of such officers imprinted thereon if the same is countersigned by a transfer agent of the Corporation, and provided further that certificates bearing the facsimile of the signature of such officers imprinted thereon shall be valid in all respects as if such person or persons were still in office, even though such officer or officers shall have died or otherwise ceased to be officers.
SECTION 2. TRANSFERS OF SHARES. Shares of stock in the Corporation shall be transferable on the books of the Corporation only by proper transfer, and in the case of certificated shares of stock, when signed by the holder of record thereof or by a person duly authorized to sign for such holder of record; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the holder of record thereof or by a person duly authorized to give such transfer instructions for such holder of record. The Corporation or its transfer agent or agents shall be authorized to refuse any transfer unless and until it is furnished such evidence as it may reasonably require showing that the requested transfer is proper.
SECTION 3. LOST, DESTROYED OR STOLEN CERTIFICATES. Where the holder of record of a share or shares of stock of the Corporation claims that the certificate representing said share has been lost, destroyed or wrongfully taken, the Board shall by resolution provide for the issuance of (a) a new certificate to replace the original or (b) uncertificated shares in place of any certificate previously issued by the Corporation, if the holder of record so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, files with the Corporation a sufficient indemnity bond, and furnishes evidence of such loss, destruction or wrongful taking satisfactory to the Corporation, in the reasonable exercise of its discretion. The Board may authorize such officer or agent as it may designate to determine the sufficiency of such an indemnity bond and to determine reasonably the sufficiency of the evidence of loss, destruction or wrongful taking.
SECTION 4. TRANSFER AGENT AND REGISTRAR. The Board may (but shall not be required to) appoint a transfer agent or agents and a registrar or registrars to transfers, and may require that all stock certificates bear the signature of such transfer agent or of such transfer agent and registrar.

ARTICLE VI

INDEMNIFICATION
SECTION 1. MANDATORY INDEMNIFICATION. The Corporation shall indemnify to the fullest extent permitted by the Georgia Business Corporation Code, and to the extent that applicable law from time to time in effect shall permit indemnification that is broader than provided in these Bylaws, then to the maximum extent authorized by law, any individual made a party to a proceeding (as defined in the Georgia Business Corporation Code) because he is or was a director or officer against liability (as defined in the Georgia Business Corporation Code), incurred in the proceeding, if he acted in good faith and, while acting in an official capacity as a director or officer, acted in a manner he reasonably believed to be in the best interest of the Corporation, and in all other cases, acted in a manner he reasonably believed was not opposed to the best interest of the Corporation, and with respect to any criminal proceeding, if he had no reasonable cause to believe his conduct was unlawful.
SECTION 2. PERMISSIVE INDEMNIFICATION. The Corporation shall have the power to indemnify to the fullest extent permitted by the Georgia Business Corporation Code, any individual made a party to a proceeding (as defined in the Georgia Business Corporation Code) because he is or was an employee or agent of the Company against liability (as defined in the Georgia Business Corporation Code), incurred in the proceeding, if he acted in good faith and, while acting in an official capacity as a director or officer, acted in a manner he reasonably believed to be in the best interest of the Corporation, and in all other cases, acted in a manner he reasonably believed was not opposed to the best interest of the Corporation, and with respect to any criminal proceeding, if he had no reasonable cause to believe his conduct was unlawful.
SECTION 3. ADVANCES FOR EXPENSES. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding, and shall have the authority to pay for or reimburse the reasonable expenses of an employee or agent of the Company who is a party to a proceeding, in each case in advance of the final disposition of a proceeding if:
       (i) Such person furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section 1 or Section 2 above, as applicable, or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Incorporation of the Corporation as authorized by Section 14-2-202(b)(4) of the Georgia Business Corporation Code; and
       (ii) Such person furnishes the Corporation a written undertaking, executed personally on his behalf to repay any advances if it is ultimately determined that he is not entitled to indemnification.
The written undertaking required by paragraph (ii) above must be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make repayment.

SECTION 4. INDEMNIFICATION NOT EXCLUSIVE. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, provision of these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
SECTION 5. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
ARTICLE VII

AMENDMENT OF BYLAWS
SECTION 1. AMENDMENT. These Bylaws may be altered, amended, repealed or new Bylaws adopted by the Board of Directors by the affirmative vote of a majority of all directors then holding office, but any bylaws adopted by the Board of Directors may be altered, amended, repealed, or any new bylaws adopted, by the shareholders at an annual or special meeting of shareholders, when notice of any such proposed alteration, amendment, repeal or addition shall have been given in the notice of such meeting. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors. Action by the shareholders with respect to these Bylaws shall be taken by an affirmative vote of a majority of all shares outstanding and entitled to vote generally in the election of directors, voting as a single voting group.

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